Exhibit 10(b)2
FIRST AMENDMENT TO
AVAILABILITY AGREEMENT
Between
MIDDLE SOUTH ENERGY, INC.
And
ARKANSAS POWER & LIGHT COMPANY,
ARKANSAS-MISSOURI POWER COMPANY,
LOUISIANA POWER & LIGHT COMPANY,
MISSISSIPPI POWER & LIGHT COMPANY, and
NEW ORLEANS PUBLIC SERVICE INC.
THIS FIRST AMENDMENT, dated as of the 30th day of June, 1977, between Middle South Energy, Inc. (MSE), and Arkansas Power & Light Company (AP&L), Arkansas-Missouri Power Company (Ark-Mo), Louisiana Power & Light Company (LP&L), Mississippi Power & Light Company (MP&L) and New Orleans Public Service Inc. (NOPSI), to the Availability Agreement, dated as of the 21st day of June, 1974, between MSE and AP&L, Ark-Mo, LP&L, MP&L and NOPSI (Availability Agreement), WITNESSETH THAT:
WHEREAS, pursuant to the provisions of Section 5 of the Availability Agreement, it has been agreed that Unit No. 2 of the Project shall be deemed to be in operation no later than December 31, 1982 for purposes of calculating the date of commencement of the accrual of depreciation and amortization with respect to Unit No. 2 of the Project; and
WHEREAS, the commencement of commercial operation of Unit No. 2 has been deferred to a date subsequent to December 31, 1982 but is expected to occur not later than December 31, 1986; and
WHEREAS, it is now appropriate and necessary to revise the provisions of Section 5 of the Availability Agreement accordingly.
Now, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree with each other as follows:
1.    For the purposes of this First Amendment to Availability Agreement, any term used herein which has a defined meaning in the Availability Agreement shall have the same meaning herein.
2.    Section 5 of the Availability Agreement is hereby deemed amended so that the last reference in Section 5 to “December 31, 1982” shall be changed to read “December 31, 1986”.
3.    All other provisions of the Availability Agreement shall be deemed to continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Availability Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.
Arkansas Power & Light Company            Mississippi Power & Light Company

By    Arch P. Pettit                    By D. C. Lutken
President                    President

Arkansas-Missouri Power Company            New Orleans Public Service Inc.

By    F. G. Smith                    By William McCollam, Jr.
President                    President

Louisiana Power & Light Company            Middle South Energy, Inc.

By    J. M. Wyatt                    By D. J. Winfield
President                    Vice President, Finance